Exhibit 99.1

China Housing to Acquire Land for Housing Development Project

Xi’an, China — July 14, 2009 — China Housing & Land Development, Inc., (“China Housing” or the “Company”, NASDAQ: CHLN) today announced that the Company has entered a Letter of Intent (“LOI”) to acquire an 11 acre tract of land in the center of Xi’an, China.  The Company intends to develop a large mid-upper income residential and commercial development project on this site, with gross floor area of 200,000 sq. meters.

The total consideration for the land acquisition will be in the range of $18 to $22 million and is subject to third party evaluation. China Housing is expecting to finance this project through a combination of internal company funds, revenue derived from sales of existing projects and bank loans from China Construction Bank, which enjoys a long-term cooperative relationship with the Company.

Mr. Pingji Lu, the Chairman of China Housing, said, “We are thrilled to be a part of another quality development in Xi’an.  The development is designed to be a complete living facility with both residential and commercial space and conveniently located near public transportation lines in Xi’an.  We believe the timing is ripe for this new project as there have been a number of favorable real estate policies implemented by the local and national governments designed to stimulate economic growth.  As the Xi’an market continues to show signs of stabilization, as demonstrated by recent sequential improvements in total residential sales per sq. meter and average unit selling price per sq. meter, we are becoming more aggressive with our growth initiatives.  We look forward to delivering another quality development to the people of Xi’an.”

The Company expects to close this Letter of Intent in the 2009 third quarter period.

About China Housing & Land Development, Inc.
Based in Xi'an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ.  The Company’s news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor
This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in any attachments are as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts

Mr. Cangsang Huang
Chief Financial Officer
+86  29 8258 2648 in Xi’an
chuang@chldinc.com

Ms. Jing Lu
Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86  29.8258.2632 in Xi’an
jinglu@chldinc.com / English and Chinese

Mr. Bill Zima, ICR
+1  203.682.8200 in United States
William.Zima@icrinc.com

Ms. Annie Chen, ICR
+86  10.6599.7966 in Beijing
Annie.Chen@icrinc.com